EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Limited Partnership Interests in

SEI STRUCTURED CREDIT FUND, LP

Tendered Pursuant to the Offer to Purchase
Dated June 22, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY THE FUND BY, 5:00 P.M., EASTERN TIME,
ON JULY 27, 2011 UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:

SEI Structured Credit Fund, LP
c/o SEI Private Trust Company, Attn: STAS Team
One Freedom Valley Drive
Oaks, PA 19456
Fax: 610-676-1021

For additional information contact your account service director

Ladies and Gentlemen:

The undersigned hereby tenders to SEI STRUCTURED CREDIT FUND, LP (the "Fund"), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the limited partnership interest in the Fund ("Interest" or "Interests" as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated June 22, 2011, ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").  THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Interest or portion thereof tendered hereby pursuant to the Offer.  The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby, and that if the Offer is oversubscribed, the Fund might not purchase all of the undersigned's tendered Interest.

The cash payment(s) of the purchase price for the Interest or portion thereof tendered by the undersigned and accepted for purchase by the Fund will be made by wire transfer of the funds to an account designated by the undersigned.  The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering Investor in the sole discretion of the Board of Directors of the Fund.

If the undersigned’s entire Interest is tendered and accepted for purchase, the contingent payment portion of the purchase price, if any, will be provided for as described in Section 7 of the Offer to Purchase.  Any contingent payment of cash will be made by wire transfer of the funds to the undersigned's account.  The undersigned recognizes that, upon a withdrawal of this cash from the account, the institution at which the account is held may impose any fees that would customarily be assessed upon the withdrawal of cash from the account.

The undersigned recognizes that the amount of the purchase price for Interests, or a portion thereof, will be based on the unaudited net asset value of the Fund estimated as of September 30, 2011, subject to any extension of the Offer as described in Sections 4 and 8 of the Offer to Purchase, and that the contingent payment portion of the purchase  price, if any, will be determined upon completion of the audit of the Fund's financial statements for the fiscal year ending December 31, 2011, which is anticipated to be completed not later than 60 days after December 31, 2011. The payment of the contingent obligation will be made promptly after such 60-day period.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

The undersigned acknowledges that the method of delivery of any document is at the election and complete risk of the undersigned including, but not limited to, the failure of SEI Private Trust Company, to receive any Letter of Transmittal or other document.

IF YOU DO NOT WISH TO SELL YOUR INTERESTS AT THIS TIME, PLEASE DISREGARD THIS LETTER OF TRANSMITTAL.  IF YOU DECIDE TO TENDER, YOU ARE RESPONSIBLE FOR CONFIRMING THAT SEI PRIVATE TRUST COMPANY RECEIVES YOUR DOCUMENTS.

PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:

SEI Structured Credit Fund, LP
c/o SEI Private Trust Company, Attn: STAS Team
One Freedom Valley Drive
Oaks, PA 19456
Fax: 610-676-1021

SEI Account # ____________________

Account Name: __________________________

PART 1.	INVESTOR INFORMATION:

Name of Investor:______________________________________________

Social Security No.
or Taxpayer
Identification No.:_________________________

Telephone Number: (_____)___________________

PART 2.	AMOUNT OF INTEREST IN THE FUND BEING TENDERED:

[ ]	Entire limited partnership interest.

[ ]	Portion of limited partnership interest expressed as a specific dollar value. (A minimum interest with a value greater than $250,000 (the "Required Minimum Balance"), must be maintained.)*
$____________

[ ]	Portion of limited partnership interest in excess of the Required Minimum Balance.

*The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.	PAYMENT.

Cash payments will be wire transferred directly to your account.  The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to such account, upon a withdrawal of this cash payment from the account, the institution at which the account is held may impose any fees that would customarily be assessed upon the withdrawal of cash from the account.  Any payment in the form of marketable securities would be made by means of special arrangements with the undersigned.

PART 4.	SIGNATURE(S).

FOR INDIVIDUAL INVESTORS	FOR OTHER INVESTORS:
AND JOINT OWNERSHIP:

_________________________	_________________________
Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED IN SUBSCRIPTION DOCUMENTS)

_________________________	_________________________
Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED IN SUBSCRIPTION DOCUMENTS)

_________________________	_________________________
Joint Owner Signature if necessary	Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED IN SUBSCRIPTION DOCUMENTS)

_________________________	_________________________
Print Name of Joint Owner	Co-signatory if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED IN SUBSCRIPTION DOCUMENTS)

_________________________
Print Name and Title of Co-signatory

Date:_________________